REVISED 9/17/07


                                                   Exhibit (n)iv under Form N-1A
                                            Exhibit (99) under Item 601/Reg. S-K


                             CLASS C SHARES EXHIBIT

                                       TO

                              MULTIPLE CLASS PLAN

1. SEPARATE ARRANGEMENT AND EXPENSE ALLOCATION

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Class C Shares will consist of sales by financial intermediaries in consideration of an advance commission of up to 1.00% of the public offering price, paid by the principal underwriter. Financial intermediaries may also provide shareholder services and may receive shareholder services fees therefor. Additionally, the principal underwriter and financial intermediaries may receive distribution and/or administrative service fees under the 12b-1 Plan. In cases where the principal underwriter has advanced a commission to the financial intermediary, such 12b-1 fees will be paid to the financial intermediary beginning in the thirteenth month after purchase. In consideration of advancing commissions, the principal underwriter will receive the contingent deferred sales charges paid upon redemption of Class C Shares and payments made under the 12b-1 Plan for twelve months following the purchase. In connection with this basic arrangement, Class C Shares will bear the following fees and expenses:

FEES AND EXPENSES   MAXIMUM AMOUNT ALLOCATED CLASS C SHARES
CONTINGENT DEFERRED 1.00% of the share price at the time of purchase or redemption, whichever is lower if redeemed within twelve
SALES CHARGE        months following purchase
("CDSC")
SHAREHOLDER SERVICE Up to 25 basis points (0.25%) of the average daily net asset value
FEE
12B-1 FEE           As set forth in the attached Schedule
REDEMPTION FEE      As set forth in the attached Schedule
OTHER EXPENSES      Itemized expenses incurred by the Fund with respect to holders of Class C Shares as described in Section 3 of the Plan


2. CONVERSION AND EXCHANGE PRIVILEGES

For purposes of Rule 18f-3, Class C Shares have the following conversion rights and exchange privileges at the election of the shareholder:

CONVERSION RIGHTS:  None

EXCHANGE PRIVILEGES:Class C Shares may be exchanged for Class C Shares of any other Fund.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

                                                                 REVISED 9/17/07




3. EXCEPTIONS TO BASIC ARRANGEMENTS

For purposes of Rules 22d-1 and 6c-10 under the Act, unless otherwise specified on the Schedule to this Exhibit, the scheduled variations contingent deferred sales charges are as follows:

   (A) WAIVER OF CDSC

   Contingent upon notification of the Fund's principal underwriter or transfer agent, no CDSC will be imposed on redemptions:

* following the death of the last surviving shareholder or post-purchase disability, as defined in Section 72(m) (7) of the Internal Revenue Code of 1986;

* representing minimum required distributions from an Individual Retirement Account or other retirement plan to a shareholder who has attained the age of 70 1/2;

   *  of Shares that were reinvested within 120 days of a previous redemption;

   * of Shares held by Directors, Trustees, employees, former employees and sales representatives of the Fund, the Adviser, the principal underwriter and their affiliates, employees of any investment professional that sells Shares according to a sales agreement with the principal underwriter, by the immediate family members of the above persons, and by trusts, pension or profit-sharing plans for the above persons;

   * of Shares purchased through a financial intermediary that did not receive an advance commission on the purchase;

   *  of Shares purchased with reinvested dividends or capital gains;

   * imposed by the Fund when it closes an account for not meeting the minimum balance requirements; and

   * of Shares which were purchased pursuant to an exchange privilege if the Shares were held for the applicable CDSC holding period.

4. REDEMPTION FEE

   For purposes of Rule 11a-3 under the Act, any redemption fee received upon the redemption or exchange of Class C Shares will be applied to fees incurred or amount expended in connection with such redemption or exchange. The balance of any redemption fees shall be paid to the Fund.

   A Fund shall waive any redemption fee with respect to (i) non-participant directed redemptions or exchanges involving Class C Shares held in retirement plans established under Section 401(a) or 401(k) of the Internal Revenue Code (the "Code"), custodial plan accounts established under Section 493(b)(7) of the Code, or deferred compensation plans established under Section 457 of the Code; and (ii) redemptions or exchanges involving Class C Shares held in plans administered as college savings programs under Section 529 of the Code.

                                                                 REVISED 9/17/07




                               SCHEDULE OF FUNDS

                            OFFERING CLASS C SHARES



The Funds set forth on this Schedule each offer Class C Shares on the terms set forth in the Class C Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

CLASS C SHARES SUBJECT TO THE BASIC LOAD SCHEDULE

MULTIPLE CLASS COMPANY                        12B-1 FEE                        REDEMPTION FEE
Series
FEDERATED AMERICAN LEADERS FUND, INC.           0.75%                               None

FEDERATED EQUITY FUNDS:
Federated Capital Appreciation Fund             0.75%                               None
Federated InterContinental Fund                 0.75%   2% on shares redeemed or exchanged within 30 days of purchase
Federated Kaufmann Fund                         0.75%                               None
FEDERATED KAUFMANN LARGE CAP FUND               0.75%                               NONE
Federated Kaufmann Small Cap Fund               0.75%                               None
Federated Market Opportunity Fund               0.75%                               None
Federated Mid Cap Growth Strategies Fund        0.75%                               None
Federated Strategic Value Fund                  0.75%                               None
Federated Technology Fund                       0.75%                               None

FEDERATED EQUITY INCOME FUND, INC.              0.75%                               None

FEDERATED FIXED INCOME SECURITIES, INC.:
Federated Strategic Income Fund                 0.75%                               None

FEDERATED GOVERNMENT INCOME SECURITIES, INC.    0.75%                               None

FEDERATED HIGH INCOME BOND FUND, INC.           0.75%   2% on shares redeemed or exchanged within 90 days of purchase

FEDERATED INCOME SECURITIES TRUST:
Federated Capital Income Fund                   0.75%                               None
Federated Fund for U.S. Government Securities   0.75%                               None
Federated Muni and Stock Advantage Fund         0.75%                               None
Federated Real Return Bond Fund                 0.75%                               None
Federated Stock and California Muni Fund        0.75%                               None

FEDERATED INDEX TRUST
Federated Max-Cap Index Fund                    0.75%                               None
Federated Mini-Cap Index Fund                   0.75%                               None


                                                                 REVISED 9/17/07

MULTIPLE CLASS COMPANY                            12B-1 FEE                        REDEMPTION FEE
Series

FEDERATED INTERNATIONAL SERIES, INC.:
Federated International Bond Fund                   0.75%                               None
Federated International Equity Fund                 0.75%   2% on shares redeemed or exchanged within 30 days of purchase

FEDERATED INVESTMENT SERIES FUNDS, INC.:
Federated Bond Fund                                 0.75%                               None

FEDERATED MANAGED ALLOCATION PORTFOLIOS:
Federated Balanced Allocation Fund                  0.75%                               None

FEDERATED MDT SERIES:
Federated MDT All Cap Core Fund                     0.75%                               None
Federated MDT Balanced Fund                         0.75%                               None
Federated MDT Large Cap Growth Fund                 0.75%                               None
Federated MDT Mid Cap Growth Fund                   0.75%                               None
Federated MDT Small Cap Core Fund                   0.75%                               None
Federated MDT Small Cap Growth Fund                 0.75%                               None
Federated MDT Small Cap Value Fund                  0.75%                               None
Federated MDT Tax Aware/All Cap Core Fund           0.75%                               None

FEDERATED MUNICIPAL SECURITIES FUND, INC.           0.75%                               None

FEDERATED MUNICIPAL SECURITIES INCOME TRUST:
Federated Municipal High Yield Advantage Fund       0.75%                               None

FEDERATED STOCK AND BOND FUND, INC.                 0.75%                               None

FEDERATED TOTAL RETURN SERIES, INC.:
Federated Total Return Bond Fund                    0.75%                               None

FEDERATED WORLD INVESTMENT SERIES, INC.:
Federated International Capital Appreciation Fund   0.75%   2% on shares redeemed or exchanged within 30 days of purchase
Federated International High Income Fund            0.75%                               None
Federated International Small Company Fund          0.75%   2% on shares redeemed or exchanged within 30 days of purchase
Federated International Value Fund                  0.75%   2% on shares redeemed or exchanged within 30 days of purchase
MONEY MARKET OBLIGATIONS TRUST:
Liberty U.S. Government Money Market Trust          0.75%                               None